Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 To Form S-1 On Form S-3 Registration Statement of our report dated May 14, 2021 relating to the consolidated financial statements of Vincerx Pharma, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

January 6, 2022